As filed with the Securities and Exchange Commission on March 16, 2011
Registration Number 333-166195
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SQN Alternative Investment Fund III, L.P.
(Exact name of registrant as specified in its charter)

Delaware	7359	27-2173346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

120 Wall Street
18th Floor
New York, New York 10005
(212) 422-2166
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jeremiah J. Silkowski
President and Chief Executive Officer
SQN Capital Management, LLC
120 Wall Street
18th Floor
New York, New York 10005
(212) 422-2166
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

With a Copy to:

Brinkley Dickerson, Esq.
John J. Leonti, Esq.
Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, NE
Atlanta, Georgia 30308
(404) 885-3000

Approximate date of commencement of proposed offering to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate	Registration
Securities to be Registered	be Registered	per Unit	Offering Price	Fee
Limited Partner Units	50,000	$1,000	$50,000,000	$3,565(1)

(1)	Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SQN Alternative Investment Fund III, L.P. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-166195) for the purpose of updating Exhibits 8.1 and 23.4 to the Registration Statement and updating Item 16 of the Registration Statement and the Exhibit Index accordingly. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than distribution expenses) expected to be paid by the registrant in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission’s registration fee and FINRA’s filing fee, the amounts set forth below are estimated.

Securities and Exchange Commission registration fee	$3,565
State Blue Sky registration fees (excluding legal fees)	50,000	*
FINRA filing fee	5,500
Printing and engraving expenses	125,000	*
Legal fees (including Blue Sky) and expenses	600,000	*
Accounting fees and expenses	50,000
Miscellaneous	165,935	*(1)

Total	$1,000,000

*	Estimated

(1)	$81,058 of these Miscellaneous expenses are expenses paid by the registrant, but are deemed to be compensation paid to the selling agent as non-cash compensation for conferences, training and education of the registered representatives of the selling agent.

Item 14.	Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act states: “Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.”

Section 9.3 of the partnership agreement of the registrant, included in the prospectus as Appendix A, provides for indemnification of the registrant’s general partner, SQN AIF III GP, LLC (the “General Partner”), its affiliates and individual officers under certain circumstances. Reference is made to such section of the partnership agreement and to “Summary of Our Partnership Agreement.”

The above discussion of the registrant’s partnership agreement is not intended to be exhaustive and is qualified in its entirety by the registrant’s partnership agreement.

Item 15.	Recent Sales of Unregistered Securities

The registrant has recently been formed but has not issued any securities other than the General Partner’s interest in the registrant, for a capital contribution of $100. This sale occurred on March 10, 2010 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. This sale was for the purpose of organizing the registrant as a limited partnership and for investment purposes and not with a view to the distribution of such securities.

Item 16.	Exhibits and Financial Statements Schedules

(a) Exhibits:

Exhibit
Number	Description

1.1	Form of Selling Agent Agreement with SQN Securities, LLC*
3.1	Certificate of Limited Partnership of SQN Alternative Investment Fund III, L.P.*
3.3	Amended and Restated Agreement of Limited Partnership of SQN Alternative Investment Fund III, L.P. (included as Appendix A to the prospectus)**
5.1	Opinion of Troutman Sanders LLP as to the legality of the units being registered***
8.1	Opinion of Troutman Sanders LLP relating to tax matters
10.1	Form of Escrow Agreement**
10.2	Form of Subscription Agreement (included as Appendix C to the prospectus)**
10.3	Form of Management, Origination and Servicing Agreement*
23.1	Consent of Holtz Rubenstein Reminick LLP — SQN AIF III GP, LLC**
23.2	Consent of Holtz Rubenstein Reminick LLP — SQN Alternative Investment Fund III, L.P.**
23.3	Consent of Troutman Sanders LLP (contained in Exhibits 5.1)***
23.4	Consent of Troutman Sanders LLP (contained in Exhibits 8.1)
24.1	Power of Attorney*

*	Previously filed as an exhibit to the Registration Statement filed on April 20, 2010.
**	Previously filed as an exhibit to the Registration Statement filed on February 22, 2011.

***	Previously filed as an exhibit to the Registration Statement filed on March 9, 2011.

(b) Financial Statement Schedules

SQN AIF III GP, LLC.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement.

SQN Alternative Investment Fund III, L.P.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement.

Item 17.	Undertakings

The registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( § 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant hereby undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That all such post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partners at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each lease transaction not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing limited partners. Each sticker supplement should disclose all compensation and fees received by the general partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment made after the end of the offering period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the offering period has ended.

The registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 16, 2011.

SQN ALTERNATIVE INVESTMENT FUND III, L.P.

By:	SQN AIF III GP, LLC
its General Partner

/s/  Jeremiah J. Silkowski
Name:     Jeremiah J. Silkowski

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

Signature	Title	Date

/s/ Neil A. Roberts Neil A. Roberts	Chairman	March 16, 2011

/s/ Jeremiah J. Silkowski Jeremiah J. Silkowski	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2011

/s/ David C. Wright David C. Wright	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Form of Selling Agent Agreement with SQN Securities, LLC*
3.1	Certificate of Limited Partnership of SQN Alternative Investment Fund III, L.P.*
3.3	Amended and Restated Agreement of Limited Partnership of SQN Alternative Investment Fund III, L.P. (included as Appendix A to the prospectus)**
5.1	Opinion of Troutman Sanders LLP as to the legality of the units being registered***
8.1	Opinion of Troutman Sanders LLP relating to tax matters
10.1	Form of Escrow Agreement**
10.2	Form of Subscription Agreement (included as Appendix C to the prospectus)**
10.3	Form of Management, Origination and Servicing Agreement*
23.1	Consent of Holtz Rubenstein Reminick LLP — SQN AIF III GP, LLC**
23.2	Consent of Holtz Rubenstein Reminick LLP — SQN Alternative Investment Fund III, L.P.**
23.3	Consent of Troutman Sanders LLP (contained in Exhibits 5.1)***
23.4	Consent of Troutman Sanders LLP (contained in Exhibits 8.1)
24.1	Power of Attorney*

*	Previously filed as an exhibit to the Registration Statement filed on April 20, 2010.
**	Previously filed as an exhibit to the Registration Statement filed on February 22, 2011.

***	Previously filed as an exhibit to the Registrant Statement filed on March 9, 2011.